UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): February 23, 2004

AXA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11166	13-3623351

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas

New York, New York 10104

(Address of principal executive offices)

(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Item 7.    Financial Statements and Exhibits.

(c) Exhibits

2.1	Amendment No. 1, dated as of February 22, 2004, to the Agreement and Plan of Merger, dated as of September 17, 2003 among AXA Financial, Inc., AIMA Acquisition Co. and The MONY Group Inc.

99.1	Joint press release of AXA Financial, Inc. and The MONY Group Inc., dated February 23, 2004.

Item 9.    Regulation FD Disclosure.

On February 22, 2004, AXA Financial, Inc., a Delaware corporation (the “Company”), AIMA Acquisition Co., Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“AIMA”) and The MONY Group Inc., a Delaware corporation (“MONY”), entered into Amendment No. 1 to the Agreement and Plan of Merger, dated as of September 17, 2003 (as so amended, the “Merger Agreement”). Pursuant to the Merger Agreement, AIMA will merge with and into MONY and MONY will continue as the surviving corporation of the merger.

Among other changes effected by Amendment No. 1, the amendment grants MONY the right to set a record date for, declare and pay a dividend of $0.10 per share to its stockholders of record immediately prior to the effective time of the merger. This dividend is in addition to MONY’s separate right under the Merger Agreement to set a record date for, declare and pay a dividend to its stockholders of record immediately prior to the effective time of the merger in an aggregate amount not to exceed $12.5 million (or approximately $0.23 to $0.25 per share). The payment of both dividends is conditioned on the closing of the merger. Also, the appraisal rights condition to AXA Financial’s obligation to close the merger has been amended to provide that AXA Financial’s obligation to close is subject to statutory appraisal rights having been perfected by MONY stockholders holding no more than 15% of the outstanding common stock of MONY, as opposed to 10% in the original Merger Agreement. In addition, in the event this 15% threshold is exceeded, the agreement has been amended to provide that AXA Financial must decide either to exercise its rights under the appraisal rights condition within five business days of the date on which all other conditions to the merger are satisfied or to promptly close the transaction. If AXA Financial does not elect to close the transaction, the Merger Agreement automatically terminates. A copy of Amendment No. 1 to the Merger Agreement is furnished as Exhibit 2.1 hereto.

On February 23, 2004, the Company and MONY issued a joint press release announcing the execution of Amendment No. 1 to the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Note: the information in this report (including the exhibits) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXA FINANCIAL, INC.

(Registrant)

Date: February 23, 2004	By:	/s/ RICHARD SILVER

Name: Richard Silver
Title: Executive Vice President
and General Counsel

Exhibit Index

Exhibit Number	Description

Exhibit 2.1	Amendment No. 1, dated as of February 22, 2004, to the Agreement and Plan of Merger, dated as of September 17, 2003 among AXA Financial, Inc., AIMA Acquisition Co. and The MONY Group Inc.

Exhibit 99.1	Joint press release of AXA Financial, Inc. and The MONY Group Inc., dated February 23, 2004.